DIRECTOR FEE AGREEMENT

THIS DIRECTOR FEE AGREEMENT (this “Agreement”) is made and entered into as of October 2, 2007, by and among Milacron Inc., a Delaware corporation “Company”), and Bayside Capital, Inc., a Florida corporation (together with its affiliates, “Bayside”).

1. Appointment of Directors. The parties agree and acknowledge that certain employees of Bayside shall become members of the board of directors of the Company pursuant to the terms of the Certificate of Designation of the Company’s Series B Preferred Stock and the Company’s By-Laws (the “Bayside Board Appointees”).

2. Director Compensation. The parties acknowledge and agree that non-employee directors of the Company are eligible to receive certain cash and equity compensation pursuant to the Company’s director compensation program as described on Exhibit A, which program may be amended from time to time in the Company’s sole discretion (the “Board Compensation”).

3. Payment to Bayside. The parties agree that any and all such Board Compensation that would otherwise be delivered to Bayside Board Appointees shall be delivered to Bayside and Bayside shall have sole right, title and interest in any such Board Compensation, subject to the following modifications:

(a) In lieu of receiving any Board Compensation or other compensation in the form of equity, including, without limitation, under any circumstance where the receipt of any equity security or security convertible into or exercisable or exchangeable therefor would result in a tax or other consequence which, in the sole discretion of Bayside, would make it undesirable or impracticable to receive such form of non-cash compensation, Bayside shall instead be entitled to receive an amount of cash equal to the grant date fair value of the award, as determined for financial statement reporting purposes. The cash payment shall be subject to the same vesting schedule as the equity award (determined without regard to earlier vesting upon death, disability or retirement) and shall be paid within 10 calendar days following the applicable vesting date.

(b) In lieu of receiving any Board Compensation as a credit to the Milacron Inc. Director Deferred Compensation Plan (the “Director Plan”), including, without limitation, under any circumstance where the receipt of any equity security or security convertible into or exercisable or exchangeable therefor would result in a tax or other consequence which, in the sole discretion of Bayside, would make it undesirable or impracticable to receive such form of non-cash compensation, Bayside shall instead be entitled to receive an amount of cash equal to the grant date fair value of the credit, as determined for financial statement reporting purposes. The amount otherwise credited to the deferred stock account under the Director Plan shall be paid in cash to Bayside within 10 calendar days after the date of grant. The amount otherwise credited to the restricted stock account under the Director Plan shall be subject to the same vesting schedule as amounts credited to that account (determined without regard to earlier vesting upon death, disability or retirement) and shall be paid within 10 calendar days following the applicable vesting date.

4. Term. This Agreement will commence as of the date hereof and will remain in effect until the date upon which no Bayside Board Appointees are members of the board of directors of the Company.

5. Company Representations. The Company hereby represents and warrants to Bayside that (i) the execution, delivery and performance of this Agreement by the Company does not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Company is a party or by which it is bound and (ii) upon the execution and delivery of this Agreement by Bayside, this Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

6. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Bayside, the Company and their respective successors and assigns, except that without the prior written consent of the other party, a party will not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor will it delegate any of the obligations or duties required to be kept or performed by it hereunder.

7. Payment. Any payments or deliveries contemplated herein shall be delivered to Bayside as directed by John Bolduc by notice of request of direction of the Company sent to John Bolduc at:

Bayside Capital, Inc.
1001 Brickell Bay Drive, 26th Floor
Miami, FL 33131
Attn: John Bolduc
Facsimile: (305) 379-2013

or to such other addresses as either party hereto may from time to time give notice of.

8. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those which are invalid or unenforceable, will not be affected thereby, and each term and provision of this Agreement will be valid and be enforced to the fullest extent permitted by law.

9. No Waiver. The failure of the Company or Bayside to seek redress for any violation of, or to insist upon the strict performance of, any term or condition of this Agreement will not prevent a subsequent act by the Company or Bayside, which would have originally constituted a violation of this Agreement by the Company or Bayside, from having all the force and effect of any original violation. The failure by the Company or Bayside to insist upon the strict performance of any one of the terms or conditions of the Agreement or to exercise any right, remedy or election herein contained or permitted by law will not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but the same will continue and remain in full force and effect. Except to the extent that the Company’s rights of termination are limited herein, all rights and remedies that the Company or Bayside may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, will be distinct, separate and cumulative rights and remedies and no one of them, whether exercised by the Company or Bayside or not, will be deemed to be in exclusion of any other right or remedy of the Company or Bayside

10. Entire Agreement; Amendment; Certain Terms. This Agreement contains the entire agreement among the parties hereto with respect to the matters herein contained and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The provisions of this Agreement may be amended only with the prior written consent of the Company and Bayside

11. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of Ohio without reference to the laws of any other state.

12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

13. Delivery by Facsimile. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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IN WITNESS WHEREOF, this Director Fee Agreement has been duly executed as of the date first above written.

MILACRON INC.

By:	/s/ Ronald D. Brown Ronald D. Brown Chairman, President and Chief Executive Officer

BAYSIDE CAPITAL, INC.

By:	/s/ Anthony Tamer Name: Anthony Tamer Its: